                                                                     EXHIBIT 5.1
                  OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                October 17, 2000

Computer Access Technology Corporation
2403 Walsh Avenue
Santa Clara, CA  95051

          Re: Computer Access Technology Corporation Registration Statement on Form S-1 for 4,025,000 Shares of Common Stock
               ---------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Computer Access Technology Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 4,025,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Shares include an over-allotment option granted to the Underwriters to purchase 525,000 additional Shares and are to be sold to the Underwriters as described in such Registration Statement for resale to the public.

          This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.


                                             Very truly yours,

                                             /s/ BROBECK, PHLEGER & HARRISON LLP
                                             BROBECK, PHLEGER & HARRISON LLP